Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Plum III Merger Corp. on Form F-4 of our report dated March 28, 2025, with respect to the financial statements of Plum Acquisition Corp. III (f.k.a. Alpha Partners Technology Merger Corp.) included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Houston, Texas
September 5, 2025